Exhibit 99.1

PRESS RELEASE

ESCALADE ANNOUNCES MEINERT AS CHIEF FINANCIAL OFFICER

Evansville, IN (March 17, 2009) Escalade, Incorporated (NASDAQ: ESCA) announced today that its Board of Directors has appointed Ms. Deborah Meinert as Vice President and Chief Financial Officer. Ms. Meinert, age 51, joined Escalade in November 2007 as Escalade’s corporate controller. Prior to that time, Ms. Meinert served as Assistant Controller and Internal Auditor at United Components in Evansville, Indiana. Prior to 2004 Ms. Meinert worked in public accounting for Brown, Smith, and Settle, LLC and Harding & Shymanski, LLC, both located in Evansville, Indiana. Ms. Meinert graduated Magna Cum Laude from the University of Southern Indiana with a BS in Accounting and holds her CPA and CVA accreditation.

“We are pleased with the announcement of Deborah Meinert as our new CFO,” stated Robert Keller, President and Chief Executive Officer of Escalade, Inc. “Deborah’s experience here at Escalade, Inc. and with other firms will help provide a smooth transition. We look forward to her financial leadership in the future.”

Escalade is a leading manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Robert J. Keller, President and CEO at 812/467-1288.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to, risks relating to changes to our management team, the impact of competitive products and pricing, product demand and acceptance, new product development, the continuation and development of key customer and supplier relationships, Escalade’s ability to control costs, general economic conditions, fluctuations in operating results, changes in the securities markets, Escalade’s ability to successfully integrate the operations of acquired assets and businesses, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. Copies of these filings are available from the Company and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Escalade undertakes no obligation to update or revise any forward-looking statements after the date hereof.